UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2008

Medarex, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Medarex has entered into Amendment No. 1 to Employment Agreement (the “Amendments”), effective as of January 1, 2008, which amends certain terms of the employment agreements (each an “Agreement”, and together, the “Agreements”) entered into between Medarex and certain senior executives, including Mr. Christian S. Schade, Senior Vice President and Chief Financial Officer; Dr. Nils Lonberg, Senior Vice President and Scientific Director; and Dr. Geoffrey M. Nichol, Senior Vice President, Product Development (each an “Executive”, and together, the “Executives”).  The Amendments modify certain payment terms in the Agreements related to termination of employment with Medarex.

The material terms of the Amendments are summarized below, however, the Amendments should be read in their entirety along with the Agreements themselves.  The summary does not purport to be complete and is qualified in its entirety by reference to the Amendments themselves, which are filed as Exhibits 99.1 through 99.3 to this Current Report on Form 8-K pursuant to Item 9.01 of this Current Report on Form 8-K.

Payments Upon Non-Renewal

The Amendments reduce the time period during which an Executive may exercise vested stock options following termination due to non-renewal from eighteen months to ninety days and further provide for accelerated vesting of equity awards that would have vested during the six months following such termination.

Termination without Cause by Medarex or for Good Reason by an Executive

The Amendments modify the Agreements to provide for accelerated vesting of only those unvested equity awards that would have vested during the twenty-four months following termination, rather than all unvested options, and also reduce the time period during which such awards may be exercised from eighteen months to ninety days following termination.

Other Changes

The Amendments also amend the terms of the Agreements to:

•

reduce the time period during which an Executive may exercise stock options and other equity awards following termination of Executive’s employment by Medarex, other than for Cause, or by Executive for Good Reason, following a Change in Control (each as defined in the Agreements), from three years to ninety days following termination; and

•

provide that following termination of employment due to death or disability, vested stock options shall remain exercisable in accordance with the terms of the applicable plan or stock option agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Amendment No. 1 to Employment Agreement, effective as of January 1, 2008, between Christian S. Schade, Senior Vice President and Chief Financial Officer and Medarex, Inc.
99.2	Amendment No. 1 to Employment Agreement, effective as of January 1, 2008, between Dr. Nils Lonberg, Senior Vice President and Scientific Director and Medarex, Inc.
99.3	Amendment No. 1 to Employment Agreement, effective as of January 1, 2008, between Dr. Geoffrey M. Nichol, Senior Vice President, Product Development and Medarex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: January 24, 2008	/s/ Christian S. Schade
Christian S. Schade,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment No. 1 to Employment Agreement, effective as of January 1, 2008, between Christian S. Schade, Senior Vice President and Chief Financial Officer and Medarex, Inc.

99.2	Amendment No. 1 to Employment Agreement, effective as of January 1, 2008, between Dr. Nils Lonberg, Senior Vice President and Scientific Director and Medarex, Inc.

99.3	Amendment No. 1 to Employment Agreement, effective as of January 1, 2008, between Dr. Geoffrey M. Nichol, Senior Vice President, Product Development and Medarex, Inc.